EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2024-5C31 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Linx Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Linx Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Linx Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Linx Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Linx Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 125 Summer Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 125 Summer Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 125 Summer Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 125 Summer Mortgage Loan, BellOak, LLC, as Operating Advisor for the 125 Summer Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the ICONIQ Multifamily Portfolio Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the ICONIQ Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ICONIQ Multifamily Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ICONIQ Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Colony Square Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Colony Square Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Colony Square Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Colony Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Colony Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Colony Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Colony Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hamburg Pavilion Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Hamburg Pavilion Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hamburg Pavilion Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Hamburg Pavilion Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Hamburg Pavilion Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Hamburg Pavilion Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hamburg Pavilion Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hamburg Pavilion Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Verde Apartments Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Verde Apartments Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Verde Apartments Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Verde Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Verde Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Verde Apartments Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Verde Apartments Mortgage Loan and CoreLogic Solutions, LLC, as Servicing Function Participant for the Verde Apartments Mortgage Loan.

Dated: March 17, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)